UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 2, 2010
(Date of earliest event reported)

VITACOST.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34468 (Commission File No.)	37-1333024 (IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500
Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2010, Vitacost.com, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company appointed Jeffrey J. Horowitz to serve as a director of the Company until the next annual meeting of stockholders and until his successor is duly elected and qualified, effective as of such date.  Mr. Horowitz is not expected to be named to any committees of the Board of Directors.

In addition, the Company and Mr. Horowitz entered into a consulting agreement (“Consulting Agreement”) pursuant to which Mr. Horowitz will provide certain management consulting services to the Company for a term of six months. Such services include assisting the Company’s Board of Directors with the execution of management’s business plan and operating strategies.

In consideration for Mr. Horowitz’ consulting services, the Company will pay Mr. Horowitz a consulting fee of $140,000 for the term of the Consulting Agreement, payable in six $ 23,333 monthly installments, and an additional fee of $140,000 if Mr. Horowitz continues to perform his services through and as of the sixth month anniversary date of the Consulting Agreement.  Mr. Horowitz will also receive a nonqualified stock option to purchase up to a maximum of 200,000 shares of the common stock of the Company under the Company’s 2007 Stock Award Plan.  Except as disclosed above, the Company is not aware of any relationships or transactions in which Mr. Horowitz has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

The cash and equity compensation of Mr. Horowitz as a director will be the same as previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for the Company’s other non-employee directors.

A copy of the press release announcing Mr. Horowitz’s appointment to the Board of Directors and Mr. Horowitz’s Consulting Agreement with the Company is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release dated August 3, 2010, announcing Mr. Horowitz’s appointment to the Board of Directors and Mr. Horowitz’s Consulting Agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2010	VITACOST.COM, INC.

	By:	/s/ Richard P. Smith
	Name:	Richard P. Smith
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated August 3, 2010, announcing Mr. Horowitz’s appointment to the Board of Directors and Mr. Horowitz’s Consulting Agreement with the Company.